Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the "Agreement"), effective as of November 6, 2012 (the "Effective Date"), is by and among FAIRHILLS CAPITAL OFFSHORE LTD., a Cayman Islands exempted company (the "Assignor"), DEER VALLEY MANAGEMENT, LLC, a Delaware limited liability company (the "Assignee"), and NEW AMERICA ENERGY CORP., a Nevada corporation (the "Company").

WHEREAS, Assignor and the Company entered into that certain Investment Agreement, dated as of March 28, 2012 (the "Investment Agreement"), pursuant to which, among other things, the Assignor committed to purchase up to $3,000,000 worth of common stock of the Company over a period of thirty-six (36) months; and

WHEREAS, in connection with the Investment Agreement, Assignor and the Company entered into a Registration Rights Agreement, dated as of March 28, 2012 (the "Registration Rights Agreement"), pursuant to which, among other things, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register up to 18,000,000 shares of common stock of the Company underlying the Investment Agreement; and

WHEREAS, Assignor and Assignee have common ownership and management, and Assignor has determined that it is advisable and in its best interests to transfer and assign all rights and obligations with respect to the Company to Assignee, and Assignee has determined that it is advisable and in its best interests to accept and assume all rights and obligations with respect to the Company held by Assignor.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **Definitions.** All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Investment Agreement and the Registration Rights Agreement.

2. **Assignment and Assumption.** The Assignor hereby irrevocably assigns to the Assignee, and the Assignee hereby irrevocably assumes from the Assignor, (a) all of the Assignor's rights and obligations under the Investment Agreement, the Registration Rights Agreement, and any other documents or instruments delivered pursuant thereto (together, the "Assigned Contracts"), and (b) to the extent permitted by applicable law, all suits, claims, causes of action and any other right of the Assignor against any person, whether known or unknown, arising under or with respect to the Assigned Contracts, or otherwise based on or related to any of the foregoing, including, but not limited to,

contract claims, statutory claims, tort claims, malpractice claims and all other claims at law or in equity with respect to the rights and obligations sold and assigned pursuant to this Agreement (with the Assigned Contracts, the "Assigned Interest"). Assignee hereby accepts the assignment of the Assigned Interests and assumes all of Assignor's duties and obligations under the Assigned Contracts, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assignor under the Assigned Interests accruing on and after the date of this Agreement. Such assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.

3. **Consent to Assignment and Assumption.** The Company hereby irrevocably consents to the assignment and assumption of the Assigned Interests pursuant to Section 2 this Agreement.

4. **Terms of the Assigned Contracts**. The terms of the Assigned Contracts, including, but not limited to, the representations, warranties, covenants, agreements and indemnities are incorporated herein by this reference, and assumed in full by the Assignee. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Assigned Contracts shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Assigned Contracts and the terms hereof, the terms of the Assigned Contracts shall govern.

5. **Governing Law.** This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

6. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7. **Further Assurances.** Each of the parties hereto shall execute and deliver, at the reasonable request of the other parties hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

ASSIGNOR:

FAIRHILLS CAPITAL OFFSHORE LTD.

By: ______________________________
Name: Edward Bronson
Title: Managing Member

ASSIGNEE:

DEER VALLEY MANAGEMENT, LLC

By: ______________________________
Name: Timothy Deede
Title: Managing Member

ACKNOWLEDGED AND AGREED:

COMPANY:

NEW AMERICA ENERGY CORP.

By: ______________________________
Name: Rick Walchuk
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]